 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015 (March 23, 2015)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events

On March 23, 2015, HC2 Holdings, Inc. (the “Company”) announced that it priced an offering of $50 million aggregate principal amount of its 11.000% Senior Secured Notes due 2019 (the “Notes”) at an issue price of 100.500% plus accrued interest from November 20, 2014. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company entered into a Purchase Agreement (the “Purchase Agreement”) with Jefferies LLC, the initial purchaser named therein (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Initial Purchaser has agreed to purchase, and the Company has agreed to sell, $50 million aggregate principal amount of the Company’s Notes. The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type. The Company intends to use the net proceeds of the issuance of the Notes for working capital for the Company and its subsidiaries and for general corporate purposes. The offering is expected to close on March 26, 2015, subject to certain closing conditions. The Notes are to be issued under the same indenture governing, and will constitute part of a single class of securities with, the $250 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 that were issued on November 20, 2014.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information and the information attached to this Current Report on Form 8-K as Exhibit 99.2, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from an offering memorandum that is being disseminated in connection with the offering of the Notes.

The Notes will be offered solely by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions pursuant to Regulation S under the Securities Act. The Notes to be issued in this offering have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Current Report on Form 8-K contains information about pending transactions, and there can be no assurance that these transactions will be completed.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 23, 2015
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of HC2 Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: March 24, 2015	By:	/s/ Mesfin Demise
	Name:	Mesfin Demise
	Title:	Chief Financial Officer, Corporate Controller & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 23, 2015
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of HC2 Holdings, Inc.